Press Release

Excelerate Energy Announces Fourth Quarter and Full Year 2022 Results

The Woodlands, TX, March 27, 2023 – Excelerate Energy, Inc. (NYSE: EE) (the “Company” or “Excelerate”) today reported its financial results for the fourth quarter and full-year ended December 31, 2022.

RECENT Highlights

•
Reported Net Income of $33.9 million for the fourth quarter and $80.0 million for the full year 2022
•
Reported Adjusted Net Income of $34.1 million for the fourth quarter and $108.7 million for the full year 2022
•
Reported Adjusted EBITDAR of $98.0 million for the fourth quarter and $331.1 million for the full year 2022
•
Executed 20-year Sales and Purchase Agreement for 0.7 MTPA of LNG with Venture Global in February 2023
•
Closed on an amended $600 million senior secured credit facility in March 2023
•
Deployed the FSRU Exemplar to Finland in December; sold partial commissioning LNG cargo into Finland
•
Commenced time charter with the Federal Republic of Germany for the FSRU Excelsior in February 2023
•
Extended time charter with Dubai Supply Authority (DUSUP) for the FSRU Explorer by five years from Q4 2025
•
Excelerate Board declared a quarterly dividend of $0.025 per share, payable on April 27, 2023

2023 GUIDANCE

•
Expect full year 2023 Adjusted EBITDA to range between $320 million and $340 million

CEO Comment

“Our full-year 2022 results underscore the strength of the Excelerate Energy business model,” said President and Chief Executive Officer Steven Kobos. “We delivered an exceptional financial performance for the year while navigating one of the most severe global energy market disruptions in recent times. As this past year has shown, having flexible access to cleaner and more reliable energy has never been more important. At Excelerate, we take pride in leveraging our FSRU fleet to meet our customers’ needs while supporting the decarbonization efforts of countries around the globe.

Looking ahead, we are positioned to build on this strong momentum. We will continue to capitalize on near-term growth catalysts, fueled by the increased demand for LNG. We will evaluate opportunities to scale our business over the long-term to drive greater value for shareholders and customers.”

Fourth Quarter and Full Year 2022 Financial REsults

	For the three months ended		For the full year ended
	December 31,	September 30,	December 31,	December 31,
(in millions)	2022	2022	2022	2021
Revenues	$455.1	$803.3	$2,473.0	$888.6
Operating Income	$58.4	$49.9	$186.7	$139.3
Net Income	$33.9	$37.3	$80.0	$41.2
Adjusted Net Income (1)	$34.1	$38.6	$108.7	$55.2
Adjusted EBITDA (1)	$89.0	$77.5	$294.9	$262.1
Adjusted EBITDAR (1)	$98.0	$86.4	$331.1	$291.1
Earnings Per Share (diluted)	$0.25	$0.34	$0.51

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Adjusted EBITDA and Adjusted EBITDAR for the fourth quarter of 2022 increased over the prior quarter primarily due to the commencement of the Finland charter and margins related to gas sales in Finland. For the year, Adjusted EBITDA and Adjusted EBITDAR increased over the prior period primarily due to the contribution from a full year of gas sales at the Bahia terminal in Brazil, which was partially offset by a decrease in LNG cargo sales and sub-charters, as well as an increase in selling, general, and administrative expenses to support our transition to a public company structure.

Key Commercial Updates

Venture Global SPA

In February 2023, Excelerate executed a 20-year Sales and Purchase Agreement (SPA) with Venture Global. Under the SPA, Excelerate will purchase 0.7 million tonnes per annum (MTPA) of LNG on a free on board (FOB) basis from Venture Global’s Plaquemines LNG Phase 2 project in Plaquemines, Louisiana. This strategic partnership with Venture Global is an important step for Excelerate as the Company continues to execute its growth strategy. Building a diversified LNG supply portfolio will allow Excelerate to offer more flexible and cost-effective products to both existing and new customers in its downstream markets.

Finland

In December 2022, the FSRU Exemplar arrived at the port of Inkoo, Finland with a partial cargo of liquefied natural gas (LNG) which served as the commissioning cargo for the terminal. Excelerate, through its Finnish gas marketing subsidiary, Excelerate Finland Gas Marketing Oy (“Excelerate Finland”), executed an agreement for the sale of commissioning volumes and regasification capacity rights during the commissioning phase. The Exemplar’s charter hire commenced October 1, 2022.

Excelerate and Gasgrid Finland Oy (“Gasgrid Finland”) previously announced an executed 10-year, time charter party agreement for Excelerate to provide LNG regasification services.

Germany

In October 2022, Excelerate signed a five-year charter agreement with the Federal Republic of Germany for the FSRU Excelsior. The Excelsior is expected to provide regasification services at Germany’s planned LNG import terminal which is being developed at the port of Wilhelmshaven by Tree Energy Solutions, E.ON, and ENGIE. The charter hire for the Excelsior commenced in February 2023. The FSRU will be temporarily deployed to provide seasonal regasification service at the Bahia Blanca GasPort terminal in Argentina before returning to the German charter in the third quarter of 2023.

Dubai

In February 2023, Excelerate reached an agreement with Dubai Supply Authority ("DUSUP") to extend its Time Charter Agreement for the FSRU Explorer. Prior to this agreement, the FSRU Explorer contract was due to end in the fourth quarter of 2025. Under the terms of the new agreement, the time charter period will be extended by an additional five years from the end of the existing contract in the fourth quarter of 2025.

Argentina

In March 2023, Excelerate was awarded a seasonal charter for the FSRU Excelsior at the Bahia Blanca GasPort terminal in Argentina. The Excelsior, which is currently being chartered by the German government, will be placed on a suspension agreement while it is temporarily deployed to Bahia Blanca to provide regasification services during the Argentina winter. Immediately after the Argentina winter season, the Excelsior will resume its original charter with the German government.

Liquidity and capital resources

In March, the Company closed on an amended and restated $600 million senior secured credit facility, consisting of a $350 million revolving credit facility and a $250 million Term Loan (the “Facility”). Proceeds from the Term Loan will be used to purchase the FSRU Sequoia, which is currently under a bare boat charter with a third party until mid-2025. Excelerate gave notice to the vessel owner regarding its intent to exercise its purchase option following the closing of the Facility. Proceeds from the revolving credit facility are expected to be used primarily for letters of credit, working capital, and other general corporate purposes.

As of December 31, 2022, Excelerate had $516.7 million in cash and cash equivalents, $40 million of letters of credit issued, and no outstanding borrowings under its $350 million senior secured revolving credit facility.

On March 23, 2023, Excelerate’s Board of Directors (the “Board”) approved a quarterly dividend equal to $0.025 per share of Class A common stock, which will be paid on April 27, 2023, to shareholders of record at the close of business on April 12, 2023.

2023 Financial Outlook

For the full year 2023, the Company expects Adjusted EBITDA to range between $320 million and $340 million. Following the anticipated purchase of the FSRU Sequoia in the second quarter of 2023, the Company will no longer incur rental expense for the Sequoia bareboat charter. The Company will cease reporting Adjusted EBITDAR in 2023. Maintenance capex for 2023 is expected to range between $15 million and $35 million.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Tuesday, March 28, 2023. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with U.S. GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other nonrecurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2022 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

We use Adjusted Gross Margin, a non-GAAP financial measure, which we define as revenues less direct cost of sales and operating expenses, excluding depreciation and amortization, to measure our operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight on profitability and true operating performance excluding the implications of the historical cost basis of our assets. Our computation of Adjusted Gross Margin may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

Adjusted EBITDA and Adjusted EBITDAR

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance. In the second quarter of 2022, we revised the definition of Adjusted EBITDA to adjust for the impact of non-cash long-term incentive compensation expense, which we did not have prior to becoming a public company, and the early extinguishment of lease liability related to the acquisition of the Excellence vessel, as management believes such items do not directly reflect our ongoing operating performance.

Adjusted EBITDAR is a non-GAAP financial measure included as a supplemental disclosure because we believe it is a valuation measure commonly used by financial statement users to more effectively compare the results of our operations from period to period and against other companies without regard to our financing methods or capital structure. We define Adjusted EBITDAR as Adjusted

EBITDA adjusted to eliminate the effects of rental expenses for vessels and other infrastructure, which are normal, recurring cash operating expenses necessary to operate our business.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus the early extinguishment of lease liability related to the acquisition of the Excellence vessel and restructuring, transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight on profitability excluding the impact of non-recurring charges related to our IPO. The Company's computation of Adjusted Net Income may not be comparable to other similarly titled measures of other companies, and you are cautioned not to place undue reliance on this information.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company's operating performance or liquidity. These measures have limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA and Adjusted EBITDAR. Adjusted EBITDAR should not be viewed as a measure of overall performance or considered in isolation or as an alternative to net income because it excludes rental expenses for vessels and other infrastructure, which is a normal, recurring cash operating expense that is necessary to operate the Company's business. The Company's presentation of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. The Company's computations of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income may not be comparable to other similarly titled measures of other companies. For the foregoing reasons, each of Adjusted EBITDA, Adjusted EBITDAR, and Adjusted Net Income has significant limitations which affect its use as an indicator of its profitability and valuation, and you are cautioned not to place undue reliance on this information.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements about Excelerate Energy, Inc. (“Excelerate,” “Company,” “we,” “us,” and “our”) and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding our future results of operations or financial condition, business strategy and plans, expansion plans and strategy, economic conditions, both generally and in particular in the regions in which we operate, and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,”, “may” “opportunity,” “plan,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will,” “would,” or the negative thereof or other variations thereon or comparable terminology. These statements are based on information available to us as of the date of this press release. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including, without limitation, those identified in this press release as well as the following: customers’ contract termination rights or failure to perform their contractual obligations; risks and technical complexities inherent in operating the Company’s floating storage and regasification units (“FSRUs”) and other infrastructure assets; unforeseen delays, cancellations, expenses or other complications in developing the Company’s projects; regasification terminal or other facility failures; the Company’s need for substantial capital expenditures to maintain or replace FSRUs, terminals or other associated assets; reliance on third parties, including engineering, procurement and construction contractors; officer and crew shortages; the Company’s ability to maintain customer and supplier relationships and to source new suppliers; the Company’s ability to connect with third-party infrastructure; the Company’s ability to purchase or receive delivery of sufficient quantities of liquified natural gas (“LNG”) to satisfy contractual obligations and exposure to commodity price risk; changes in the demand for and price of LNG; the competitive market for LNG regasification services and fluctuations in hire rates for FSRUs; community and political group resistance to existing and new LNG and natural gas infrastructure due to concerns about the environment, safety and terrorism; access to financing sources on favorable terms; the Company’s debt level and finance lease liabilities that could limit its flexibility to obtain additional financing or refinance existing debt; catastrophic events, political tensions, conflicts and wars (such as the ongoing

Russia-Ukraine war), health crises and pandemics; volatility of the global financial markets and uncertain economic conditions, including the impact of increased inflation and related governmental monetary policies; and the other risks, uncertainties and other factors identified under "Risk Factors" and elsewhere in the Company’s filings with Securities and Exchange Commission. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, such as the Russia-Ukraine war, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The volatility of the global financial markets and uncertain economic conditions, such as energy costs, geopolitical issues and supply chain disruptions, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income

	For the three months ended		For the full year ended
	December 31,	September 30,	December 31,	December 31,
	2022	2022	2022	2021
	(In thousands, except share and per share amounts)
Revenues
FSRU and terminal services	$122,147	$115,346	$445,157	$468,030
Gas sales	332,963	687,915	2,027,816	420,525
Total revenues	455,110	803,261	2,472,973	888,555
Operating expenses
Cost of revenue and vessel operating expenses (exclusive of items below)	50,201	50,258	209,195	192,723
Direct cost of gas sales	300,086	658,320	1,906,781	390,518
Depreciation and amortization	24,626	24,648	97,313	104,908
Selling, general and administrative expenses	21,623	18,778	66,099	47,088
Restructuring, transition and transaction expenses	220	1,345	6,900	13,974
Total operating expenses	396,756	753,349	2,286,288	749,211
Operating income	58,354	49,912	186,685	139,344
Other income (expense)
Interest expense	(9,619)	(9,454)	(33,927)	(31,892)
Interest expense – related party	(3,711)	(4,235)	(25,612)	(48,922)
Earnings from equity method investment	563	625	2,698	3,263
Early extinguishment of lease liability on vessel acquisition	—	—	(21,834)	—
Other income, net	4,857	657	312	564
Income before income taxes	50,444	37,505	108,322	62,357
Provision for income taxes	(16,574)	(233)	(28,326)	(21,168)
Net income	33,870	37,272	79,996	41,189
Less net income attributable to non-controlling interest	28,195	28,571	55,119	3,035
Less net loss attributable to non-controlling interest – ENE Onshore	(851)	(127)	(1,396)	(2,964)
Less pre-IPO net income attributable to EELP	—	—	12,950	41,118
Net income attributable to shareholders	$6,526	$8,828	$13,323	$—

Net income per common share – basic	$0.25	$0.34	$0.51	$—
Net income per common share – diluted	$0.25	$0.34	$0.51	$—
Weighted average shares outstanding – basic	26,254,167	26,254,167	26,254,167	—
Weighted average shares outstanding – diluted	26,267,768	26,260,861	26,262,107	—

Excelerate Energy, Inc.

Consolidated Balance Sheets

	December 31, 2022	December 31, 2021
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$516,659	$72,786
Current portion of restricted cash	2,614	2,495
Accounts receivable, net	79,694	260,535
Accounts receivable, net – related party	2,595	11,140
Inventories	173,603	105,020
Current portion of net investments in sales-type leases	13,344	12,225
Other current assets	35,026	26,194
Total current assets	823,535	490,395
Restricted cash	18,698	15,683
Property and equipment, net	1,455,683	1,433,169
Operating lease right-of-use assets	78,611	106,225
Net investments in sales-type leases	399,564	412,908
Investment in equity method investee	24,522	22,051
Deferred tax assets, net	39,867	939
Other assets	26,342	19,366
Total assets	$2,866,822	$2,500,736
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$94,770	$303,651
Accounts payable to related party	2,054	7,937
Accrued liabilities and other liabilities	66,888	105,034
Current portion of deferred revenue	144,807	9,653
Current portion of long-term debt	20,913	19,046
Current portion of long-term debt – related party	7,661	7,096
Current portion of operating lease liabilities	33,612	30,215
Current portion of finance lease liabilities	20,804	21,903
Current portion of finance lease liabilities – related party	—	15,627
Total current liabilities	391,509	520,162
Long-term debt, net	193,396	214,369
Long-term debt, net – related party	180,772	191,217
Operating lease liabilities	48,373	77,936
Finance lease liabilities	210,354	229,755
Finance lease liabilities – related party	—	210,992
TRA liability	72,951	—
Asset retirement obligations	39,823	34,929
Long-term deferred revenue	32,947	14,451
Derivative liabilities	—	2,999
Total liabilities	$1,170,125	$1,496,810
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized and 26,254,167 shares issued and outstanding as of December 31, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	$26	$—
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of December 31, 2022; no shares authorized, issued or outstanding as of December 31, 2021)	82	—
Additional paid-in capital	464,721	—
Equity interest	—	1,135,769
Retained earnings	12,009	—
Related party note receivable	—	(6,759)
Accumulated other comprehensive income (loss)	515	(9,178)
Non-controlling interest	1,219,344	14,376
Non-controlling interest – ENE Onshore	—	(130,282)
Total equity	$1,696,697	$1,003,926
Total liabilities and equity	$2,866,822	$2,500,736

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows

	For the year ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities	(In thousands)
Net income	$79,996	$41,189
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	97,313	104,908
Amortization of operating lease right-of-use assets	31,699	23,496
ARO accretion expense	1,494	1,430
Amortization of debt issuance costs	2,664	1,394
Deferred income taxes	2,255	(966)
Share of net earnings in equity method investee	(2,698)	(3,263)
Distributions from equity method investee	4,950	—
Long-term incentive compensation expense	956	—
Early extinguishment of lease liability on vessel acquisition	21,834	—
Non-cash restructuring expense	1,574	—
(Gain)/loss on other operating	(2,224)	—
Changes in operating assets and liabilities:
Accounts receivable	197,903	(247,174)
Inventories	(68,583)	(82,667)
Other current assets and other assets	(22,826)	(17,792)
Accounts payable and accrued liabilities	(258,281)	341,339
Derivative liabilities	3,083	445
Current portion of deferred revenue	135,154	(2,329)
Net investments in sales-type leases	12,225	10,229
Operating lease assets and liabilities	(30,252)	(22,436)
Other long-term liabilities	16,854	(6,190)
Net cash provided by operating activities	$225,090	$141,613
Cash flows from investing activities
Purchases of property and equipment	(119,267)	(36,091)
Net cash used in investing activities	$(119,267)	$(36,091)
Cash flows from financing activities
Proceeds from issuance of common stock, net	412,148	—
Proceeds from long-term debt – related party	654,000	118,309
Repayments of long-term debt – related party	(653,409)	(82,153)
Repayments of long-term debt	(20,311)	(29,214)
Proceeds from revolving credit facility	140,000	—
Repayments of revolving credit facility	(140,000)	—
Payment of debt issuance costs	(5,951)	(1,188)
Related party note receivables	—	(200,500)
Collections of related party note receivables	6,600	122,338
Settlement of finance lease liability – related party	(25,000)	—
Principal payments under finance lease liabilities	(20,499)	(36,262)
Principal payments under finance lease liabilities – related party	(2,912)	(15,427)
Dividends paid	(1,313)	—
Distributions	(4,101)	—
Contributions	1,932	—
Net cash provided by (used in) financing activities	$341,184	$(124,097)
Net increase (decrease) in cash, cash equivalents and restricted cash	447,007	(18,575)

Cash, cash equivalents and restricted cash
Beginning of period	$90,964	$109,539
End of period	$537,971	$90,964

Excelerate Energy, Inc.

Non-GAAP Reconciliation

The following table presents a reconciliation of adjusted gross margin to the GAAP financial measures of gross margin for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
	(In thousands)
FSRU and terminal services revenues	$122,147	$115,346	$445,157	$468,030
Gas sales revenues	332,963	687,915	2,027,816	420,525
Cost of revenue and vessel operating expenses	(50,201)	(50,258)	(209,195)	(192,723)
Direct cost of gas sales	(300,086)	(658,320)	(1,906,781)	(390,518)
Depreciation and amortization expense	(24,626)	(24,648)	(97,313)	(104,908)
Gross Margin	$80,197	$70,035	$259,684	$200,406
Depreciation and amortization expense	24,626	24,648	97,313	104,908
Adjusted Gross Margin	$104,823	$94,683	$356,997	$305,314

The following table presents a reconciliation of Adjusted EBITDA and Adjusted EBITDAR to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
	(In thousands)
Net income	$33,870	$37,272	$79,996	$41,189
Interest expense	13,330	13,689	59,539	80,814
Provision for income taxes	16,574	233	28,326	21,168
Depreciation and amortization expense	24,626	24,648	97,313	104,908
Restructuring, transition and transaction expenses	220	1,345	6,900	13,974
Long-term incentive compensation expense	358	328	956	—
Early extinguishment of lease liability on vessel acquisition	—	—	21,834	—
Adjusted EBITDA	$88,978	$77,515	$294,864	$262,053
Vessel and infrastructure rent expense	9,068	8,920	36,233	28,998
Adjusted EBITDAR	$98,046	$86,435	$331,097	$291,051

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the period indicated.

	For the three months ended		For the full year ended
	December 31, 2022	September 30, 2022	December 31, 2022	December 31, 2021
	(In thousands)
Net income	$33,870	$37,272	$79,996	$41,189
Add back (deduct):
Restructuring, transition and transaction expenses	220	1,345	6,900	13,974
Early extinguishment of lease liability on vessel acquisition	—	—	21,834	—
Adjusted net income	$34,090	$38,617	$108,730	$55,163

	2023E	2023E
(In millions)	Low Case	High Case
Income before income taxes	$141	$171
Interest expense	69	64
Depreciation and amortization expense	105	100
Restructuring, transition and transaction expenses	—	2
Long-term incentive compensation expense	5	3
Adjusted EBITDA	320	340

Note: We have not reconciled the Adjusted EBITDA and Adjusted EBITDAR outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.